CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Amendment No.1 to the Registration Statement on Form S-1 (File No. 333-213228) of our report dated June 24, 2016 relating to the balance sheets of Vitality Biopharma, Inc. as of March 31, 2016 and 2015, and the related statements of operations, stockholders’ deficiency, and cash flows for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.

Los Angeles, California

October 11, 2016